EXHIBIT 99.1
LGI Homes, Inc. Reports Third Quarter 2025 Results
THE WOODLANDS, Texas, November 4, 2025 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the third quarter and the nine months ended September 30, 2025.
“We are pleased with our third quarter results, which met our stated guidance and reflect the disciplined execution of our teams as we continue to deliver on our strategic objectives,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“During the quarter, we closed 1,107 homes, including 42 currently and previously leased homes, generated $396.6 million in revenue, and delivered gross and adjusted gross margins within our guidance range. Our teams remained focused on driving leads, managing inventory, and executing on sales initiatives that directly contributed an 8.1% year-over-year increase and 43.9% sequential increase in net orders. As a result, we ended the third quarter with 1,305 homes in backlog, up 19.9% compared to the same period last year and 61.5% sequentially. These results reflect the early impact of our strategic initiatives and position us for a strong finish to the year.”
“Looking ahead to the fourth quarter, we expect to close between 1,300 and 1,500 homes,” Mr. Lipar continued. “We remain focused on affordability and meeting buyers at a monthly payment where they are able and willing to transact. We expect our average sales price in the fourth quarter to range between $365,000 and $375,000. Gross margin is expected to range between 21% and 22% and adjusted gross margin between 24% and 25%. Finally, SG&A expense is expected to range between 15% and 16%.”
Mr. Lipar concluded, “As we enter the final stretch of the year, we are encouraged by the momentum built in the third quarter and remain confident in our strategy and optimistic about the long-term outlook for the housing market. The persistent shortage of entry-level homes and favorable demographic trends continue to support demand for the attainable housing solutions LGI provides. With a strong land position, disciplined strategy, and a growing backlog, we are well-positioned to navigate the current environment and drive long-term value for our shareholders.”
Third Quarter 2025 Highlights
•Home sales revenues of $396.6 million
•Home closings of 1,065
•Average sales price per home closed of $372,424
•Gross margin as a percentage of home sales revenues of 21.5%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 24.5%
•Net income before income taxes of $26.7 million
•Net income of $19.7 million or $0.85 basic EPS and $0.85 diluted EPS

Nine Months Ended September 30, 2025 Highlights
•Home sales revenues of $1.2 billion
•Home closings of 3,384
•Average sales price per home closed of $363,929
•Gross margin as a percentage of home sales revenues of 21.9%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 24.6%
•Net income before income taxes of $74.5 million
•Net income of $55.2 million or $2.38 basic EPS and $2.37 diluted EPS

•Active selling communities at September 30, 2025 of 141
•Total owned and controlled lots at September 30, 2025 of 62,564
•Ending backlog at September 30, 2025 of 1,305 homes valued at $498.7 million
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $429.9 million at September 30, 2025, including cash and cash equivalents of $62.0 million and $367.9 million of availability under the Company’s revolving credit facility
•Net debt to capital ratio (non-GAAP) of 44.8% at September 30, 2025
Please see “Non-GAAP Measures” for a reconciliation of net debt to capital ratio (a non-GAAP measure) to debt to capital ratio, the most directly comparable GAAP measure.
Fourth Quarter 2025 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following guidance for the fourth quarter of 2025. The Company expects:
•Home closings between 1,300 and 1,500
•Active selling communities at the end of the fourth quarter of 2025 of approximately 145
•Average sales price per home closed between $365,000 and $375,000
•Gross margin as a percentage of home sales revenues between 21.0% and 22.0%, adjusted for estimated capitalized interest and estimated purchase accounting of approximately 3.0%, which results in Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 24.0% and 25.0%
•SG&A as a percentage of home sales revenues between 15.0% and 16.0%
•Effective tax rate of approximately 26.0%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the fourth quarter of 2025 are similar to those experienced to date in 2025 and that the average sales price per home closed, construction costs, availability of land and land development costs for the full fourth quarter of 2025 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place and does not take into account any additional changes to U.S. trade policies, including the imposition of tariffs and duties on homebuilding products.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, November 4, 2025 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at https://investor.lgihomes.com.
An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 75,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state, and national level, including the Top Workplaces USA 2025 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs, outlook and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning expected fourth quarter 2025 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, and subsequent filings by the Company with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. The Company bases these forward-looking statements or outlook on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements, including the Company’s fourth quarter 2025 outlook, are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or outlook. Although the Company believes that these forward-looking statements and outlook are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and outlook. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$61,979	$53,197
Accounts receivable	21,239	28,717
Real estate inventory	3,646,945	3,387,853
Pre-acquisition costs and deposits	27,720	36,049
Property and equipment, net	101,550	57,038
Other assets	158,756	174,391
Deferred tax assets, net	9,624	9,271
Goodwill	12,018	12,018
Total assets	$4,039,831	$3,758,534

LIABILITIES AND EQUITY
Accounts payable	$37,944	$33,271
Accrued expenses and other liabilities	171,086	207,317
Notes payable	1,751,427	1,480,718
Total liabilities	1,960,457	1,721,306

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,735,692 shares issued and 23,079,100 shares outstanding as of September 30, 2025 and 27,644,413 shares issued and 23,397,074 shares outstanding as of December 31, 2024	277	276
Additional paid-in capital	347,714	337,161
Retained earnings	2,141,018	2,085,787
Treasury stock, at cost, 4,656,592 shares as of September 30, 2025 and 4,247,339 shares as of December 31, 2024	(409,635)	(385,996)
Total equity	2,079,374	2,037,228
Total liabilities and equity	$4,039,831	$3,758,534

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Home sales revenues	$396,632	$651,854	$1,231,537	$1,645,202

Cost of sales	311,520	488,362	962,104	1,239,425
Selling expenses	35,661	55,196	119,602	149,196
General and administrative	27,967	27,991	88,570	90,022
Operating income	21,484	80,305	61,261	166,559
Other income, net	(5,217)	(11,547)	(13,204)	(25,270)
Net income before income taxes	26,701	91,852	74,465	191,829
Income tax provision	6,997	22,277	19,234	46,628
Net income	$19,704	$69,575	$55,231	$145,201
Earnings per share:
Basic	$0.85	$2.96	$2.38	$6.17
Diluted	$0.85	$2.95	$2.37	$6.15

Weighted average shares outstanding:
Basic	23,056,904	23,500,349	23,223,736	23,540,620
Diluted	23,149,005	23,579,592	23,289,280	23,611,906
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate and Ending Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended September 30, 2025					As of September 30, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$99,355	307	$323,632	45.0	2.3	45
Southeast	101,419	299	339,194	32.3	3.1	32
Northwest	49,408	109	453,284	14.7	2.5	14
West	91,699	203	451,719	25.7	2.6	25
Florida	54,751	147	372,456	24.3	2.0	25
Total	$396,632	1,065	$372,424	142.0	2.5	141

	Three Months Ended September 30, 2024					As of September 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$164,439	509	$323,063	45.7	3.7	47
Southeast	155,205	466	333,058	27.3	5.7	29
Northwest	83,061	150	553,740	14.3	3.5	15
West	150,646	361	417,302	23.0	5.2	24
Florida	98,503	271	363,480	23.0	3.9	23
Total	$651,854	1,757	$371,004	133.3	4.4	138

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, and Average Monthly Absorption Rate by Reportable Segment
(Revenues in thousands, unaudited)

	Nine Months Ended September 30, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$313,487	997	$314,430	47.8	2.3
Southeast	353,211	1,067	331,032	31.8	3.7
Northwest	137,132	274	500,482	15.8	1.9
West	258,994	592	437,490	25.3	2.6
Florida	168,713	454	371,615	24.6	2.1
Total	$1,231,537	3,384	$363,929	145.3	2.6

	Nine Months Ended September 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$441,609	1,363	$323,998	43.8	3.5
Southeast	407,068	1,231	330,681	26.2	5.2
Northwest	187,253	344	544,340	13.6	2.8
West	351,880	848	414,953	20.7	4.6
Florida	257,392	709	363,035	21.8	3.6
Total	$1,645,202	4,495	$366,007	126.1	4.0

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the nine months ended September 30, 2025 and (ii) the Company’s owned or controlled lots by reportable segment as of September 30, 2025.

	Nine Months Ended September 30, 2025	As of September 30, 2025
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	997	19,299	715	20,014
Southeast	1,067	13,689	2,666	16,355
Northwest	274	6,064	1,223	7,287
West	592	8,745	3,530	12,275
Florida	454	5,351	1,282	6,633
Total	3,384	53,148	9,416	62,564
(1)Of the 53,148 owned lots as of September 30, 2025, 36,316 were raw/under development lots and 16,832 were finished lots. Finished lots included 2,801 completed homes, including information centers, and 895 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

	Nine Months Ended September 30,
Backlog Data	2025 (4)	2024 (5)
Net orders (1)	4,098	4,993
Cancellation rate (2)	28.1%	21.6%
Ending backlog – homes (3)	1,305	1,088
Ending backlog – value (3)	$498,713	$417,798
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of September 30, 2025, the Company had 60 units related to bulk sales agreements associated with its wholesale business.
(5)As of September 30, 2024, the Company had 212 units related to bulk sales agreements associated with its wholesale business.

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.

Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Home sales revenues	$396,632	$651,854	$1,231,537	$1,645,202
Cost of sales	311,520	488,362	962,104	1,239,425
Gross margin	85,112	163,492	269,433	405,777
Capitalized interest charged to cost of sales	11,004	12,954	31,107	30,187
Purchase accounting adjustments (1)	999	1,157	2,850	3,134
Adjusted gross margin	$97,115	$177,603	$303,390	$439,098
Gross margin % (2)	21.5%	25.1%	21.9%	24.7%
Adjusted gross margin % (2)	24.5%	27.2%	24.6%	26.7%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Net Debt to Capital Ratio Reconciliation
Net debt to capital ratio is a non-GAAP financial measure used by management as a supplemental measure in understanding the leverage employed in the Company’s operations and as an indicator of its ability to obtain financing. The Company defines net debt to capital ratio as net debt (which is total debt minus cash and cash equivalents) divided by net debt plus total equity.
Management believes that the presentation of net debt to capital ratio provides useful information to investors regarding the
Company’s financial leverage and its ability to meet long-term obligations. By excluding cash and cash equivalents from total debt, the ratio offers a clearer view of the Company’s capital structure and financial flexibility. Management uses this metric to monitor the Company’s capital efficiency and to evaluate the effectiveness of its capital management strategies over time.
Other companies may define this measure differently and, as a result, the Company’s measure of net debt to capital ratio may not be directly comparable to the measures of other companies.
The following table reconciles net debt to capital ratio (a non-GAAP financial measure) to debt to capital ratio, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands):

	September 30, 2025	December 31, 2024
Total debt (Notes payable)	$1,751,427	$1,480,718
Total equity	2,079,374	2,037,228
Total capital	3,830,801	3,517,946
Debt to capital ratio	45.7%	42.1%

Total debt (Notes payable)	1,751,427	1,480,718
Less: Cash and cash equivalents	61,979	53,197
Net debt	1,689,448	1,427,521
Total equity	2,079,374	2,037,228
Total net capital	$3,768,822	$3,464,749
Net debt to capital ratio(1)	44.8%	41.2%
(1) Net debt to capital ratio is calculated as net debt (which is total debt minus cash and cash equivalents) divided by net debt plus total equity.

CONTACT:     Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com